Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Belo 2004 Executive Compensation Plan of our report dated January 30, 2004, with respect to the consolidated financial statements of Belo Corp. and subsidiaries included in the Annual Report (Form 10-K) of Belo Corp. for the year ended December 31, 2003, filed with the Securities and Exchange Commission

               /s/ Ernst & Young LLP

Dallas, Texas
December 2, 2004